EXHIBIT 10.1

THIRD MORTGAGE NOTE MODIFICATION AGREEMENT

AND DECLARATION OF NO SET-OFF

THIS AGREEMENT, made this 18th day of March, 2008, by and between dELiA*s DISTRIBUTION COMPANY, a Delaware corporation (the “Maker”) and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, successor in interest to Allfirst Bank (the “Payee”) to modify the Mortgage Note dated August 6, 1999 (the “Note”), which was given in connection with that certain Open-End Construction/Permanent Loan Mortgage and Security Agreement also dated August 6, 1999 (the “Mortgage”) to secure payment of an original principal indebtedness of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000.00), said Mortgage having been recorded in York County Record Book 1373, Page 6314, as a lien on and against the Mortgaged Property, as therein described and defined (the “Mortgaged Property”)

W I T N E S S E T H :

WHEREAS, on August 6, 1999, Maker made, executed and delivered to Payee a Mortgage Note in the principal amount of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000.00), which Mortgage Note, together with the Modification Agreement made effective as of May 1, 2001, and the Extension to Modification Agreement dated July 28, 2003, the Mortgage Note Modification Agreement and Declaration of No Set-Off dated April 19, 2004 and the Second Mortgage Note Modification Agreement and Declaration of No Set-Off dated August 22, 2006 (as modified, the “Note”) is incorporated herein by reference thereto and made a part hereof; and

WHEREAS, Maker is indebted under the Note to Payee for monies advanced to or on behalf of Maker by Payee under and subject to the terms of the Note and related documents and instruments (the “Related Contracts”); and

WHEREAS, the outstanding principal balance of the Note as of March 18, 2008, is $2,384,395.34, together with interest thereon accrued and accruing; and

WHEREAS, the parties hereto have agreed to change certain repayment provisions and extend the maturity date of the Note; and

WHEREAS, Maker has no defense, charge, defalcation, counterclaim, plea, demand or set-off against the Note or any document or instrument related thereto or associated therewith, and acknowledges and agrees that said Mortgage is now and shall remain as a valid first lien on and against the Mortgaged Property; and

WHEREAS, the parties hereto desire to formalize their agreement for this modification of the Note and Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. That the introductory clauses set forth above are incorporated herein by reference and made a part hereof.

2. That the Note be and hereby is amended to substitute “September 30, 2009” for “September 30, 2008” appearing therein as and for the Maturity Date. Principal and interest shall continue to be due and payable in consecutive monthly installments on the sixth (6th) day of each month (the “Payment Due Date”), which installments shall be increased or decreased by Payee each September during the remaining term of the Note to reflect any change(s) in the effective interest rate, with any such adjustment(s) to be effective with the payment due on the Payment Due Date in October, and shall be first applied to interest on the outstanding principal balance hereof and the balance to the payment of the outstanding principal balance hereof based on an agreed fifteen (15) year amortization until principal and interest are fully paid, except that the final installment, unless sooner paid, shall now be due and payable on or before September 30, 2009.

3. That the Note as amended is secured, among other things, by said Mortgage covering all that certain tract of land and improvements thereon situate partly in Penn Township and partly in the Borough of Hanover, York County, Pennsylvania.

4. That it is understood and agreed by the parties hereto that this Agreement does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note as amended and Mortgage, nor does it in anywise affect or impair the lien of the Mortgage, which the parties hereby acknowledge to be a valid and subsisting lien on the Mortgaged Property, or any additional and other security provided by Maker to Bank, and the lien of said Mortgage, as well as any such additional and other security, is agreed to have continued in force and effect from the date thereof, unaffected and unimpaired by this Agreement and the same shall so continue until fully satisfied.

5. That in all other respects, the Note and the Related Contracts shall remain in full force and effect, and without limiting the generality of the foregoing, all warrants of attorney therein are ratified and confirmed and incorporated herein by reference.

6. That any and all reference to the Mortgage Note dated August 6, 1999, in writings of the same or subsequent date shall be deemed to be or to have been made and to refer to the Mortgage Note dated August 6, 1999, as amended and modified from time to time.

IN WITNESS WHEREOF, this Modification Agreement has been duly executed as of the day and year first above written.

MAKER:

ATTEST:	dELiA*s DISTRIBUTION COMPANY

/s/ David Diamond	By:	/s/ Walter Killough
Title: Assistant Secretary	Title:	Chief Operating Officer

PAYEE:

MANUFACTURERS AND TRADERS TRUST COMPANY

	By:	/s/ Keith A. Mummert
Keith A. Mummert, Vice President